Exhibit 4.1

AMENDED AND RESTATED

VIMPELCOM

2000 STOCK OPTION PLAN

(as adopted on December 20, 2000, and amended and restated on December 19, 2003)

AMENDED AND RESTATED

VIMPELCOM 2000 STOCK OPTION PLAN

1. Purpose. The purpose of this Amended and Restated VimpelCom 2000 Stock Option Plan (the “Plan”) is to align the interests of officers, other employees, directors, and consultants of Open Joint Stock Company “Vimpel-Communications,” an open joint stock company organized and existing under the laws of the Russian Federation (“VimpelCom”), and its Affiliates (as defined herein) with those of the stockholders of VimpelCom through the granting of Options (as defined herein) by VC ESOP N.V., an indirect, wholly owned subsidiary of VimpelCom, organized and existing under the laws of Belgium (“VC ESOP”).

2. Definitions. For purposes of the Plan:

“ADS” or “ADSs” means American Depositary Share(s) representing the Shares.

“Affiliate” means any entity, directly or indirectly, controlled by, controlling, or under common control with either VimpelCom or VC ESOP or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of VimpelCom or VC ESOP, whether by operation of law or otherwise.

“Agreement” means the written agreement between VC ESOP and an Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

“Board” means the Board of Directors of VC ESOP.

“Cause” means (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to VimpelCom or any of its Affiliates which transaction is adverse to the interests of VimpelCom or any of its Affiliates and which is engaged in for personal profit, or (iv) willful violation of any law, rule, or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

“Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of VimpelCom or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure, or otherwise.

“Committee” means a committee appointed by the Board, from time to time to administer the Plan and to perform the functions set forth herein.

“Director” means a member of the Board.

“Disability” means a physical or mental infirmity which impairs the Optionee’s ability to perform substantially his or her duties for a period of ninety (90) consecutive days.

“Eligible Individual” means any (i) Director or director of any Affiliate, (ii) any officer or employee of VimpelCom (or any Affiliate), and (iii) any other person designated by the Committee as eligible to receive Options subject to the conditions set forth herein; provided, however, that no Belgian residents shall be eligible to receive Options.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price paid for the Shares upon the exercise of an Option.

“NYSE Fair Market Value” on any date means the higher of (i) the 30 trading day average of closing sales prices or (ii) the closing sales prices of the Shares on such day on the New York Stock Exchange or such other exchange or market quotation system on which the ADSs are then traded, as adjusted for the ratio of ADSs per Share; provided that if ADSs are not traded on such date, then the closing sales prices of the Shares on the day last traded.

“Option” means an option from VC ESOP and designated by the Committee as such; provided, however, that under no circumstances will an “option” be a security as defined under Russian law.

“Optionee” means a person to whom an Option has been granted under the Plan.

“Plan” means the VimpelCom 2000 Stock Option Plan, as may be amended and restated from time to time.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means the common stock, par value 0.5 kopecks per share, of VimpelCom.

“Transaction” has the meaning set forth in Section 8.

3. Administration.

3.1 The Plan shall be administered by the Board unless and until the Board shall appoint a Committee to administer the Plan. If the Board has not appointed a Committee, all references to the Committee shall mean the Board. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. If a Committee is appointed, it shall consist of at least two directors of the board of directors of VimpelCom; provided, that, if an Option is granted to any individual who is then subject to Rule 16b-3 as promulgated under Section 16 of the Exchange Act, the Committee shall consist of at least two Directors who are “non-employee directors” within the meaning of such Rule 16b-3. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misconduct, gross negligence, or reckless disregard of his or her duties. Each of VC ESOP and VimpelCom hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of, or otherwise dealing with any claim, cause of action, or dispute of any kind arising in connection with any actions in administering this Plan.

3.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(a) to determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Option, including the Exercise Price per Share subject to each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

(b) to construe and interpret the Plan and the Options granted hereunder and to establish, amend, and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law and otherwise to make the Plan fully effective, and all decisions and determinations by the Committee shall be final, binding, and conclusive upon VimpelCom, VC ESOP, and the Optionees, and all other persons having any interest therein;

(c) to determine the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of the Plan, in accordance with applicable law;

(d) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(e) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of VC ESOP and VimpelCom with respect to the Plan.

4. Stock Subject to the Plan.

4.1 The maximum number of Shares that may be made the subject of Options granted under the Plan is 250,000.

4.2 Upon the granting of an Option, the number of Shares available under Section 4.1 for the granting of further Options shall be reduced by the number of Shares in respect of which the Option is granted or denominated.

4.3 Whenever any outstanding Option or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option may, upon the decision of the Committee, again be the subject of Options granted hereunder.

5. Option Grants for Eligible Individuals.

5.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to such Eligible Individuals shall be set forth in an Agreement.

5.2 Exercise Price. Unless otherwise determined by the Committee, the Exercise Price per Share under each Option shall be equal to the NYSE Fair Market Value of the Shares at the time the Option was granted to the Optionee.

5.3 Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine; provided, however, that no Option or portion thereof shall be exercisable after December 31, 2006. The Committee may, subsequent to the grant of any Option, shorten or extend the term of the Option or any portion thereof, but in no event shall an Option or portion thereof, if so extended, be exercisable after December 31, 2006.

5.4 Vesting. Each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the vesting of any Option or portion thereof at any time.

5.5 Modification. Except as contemplated by this Plan or by an Agreement, no modification of an Option shall adversely alter or impair any rights or obligations under the Option without the Optionee’s consent, which will not be unreasonably withheld by Optionee.

6. Terms and Conditions Applicable to Options.

6.1 Non-Transferability. An Option granted hereunder shall not be transferable by the Optionee to whom granted except by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding, and conclusive upon the beneficiaries, executors, administrators, heirs, and successors of the Optionee.

6.2 Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person, by mail or facsimile transmission to VC ESOP at its principal executive office or other address provided by VC ESOP, specifying the number of Shares to be purchased. Once the Notice is approved by VC ESOP as being in accordance with the Plan and Agreement pursuant to which the Option was granted, the Exercise Price for any Shares purchased pursuant to the exercise of an Option shall be paid, as determined by the Committee in its discretion, in the following manners (or any combination thereof): (i) wire transfer or in cash, (ii) the transfer of Shares, upon such terms and conditions as determined by the Committee, or (iii) the Options may be exercised through a registered broker-dealer or other legally permitted cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to VC ESOP as payment of the Exercise Price under an Option shall be valued at their NYSE Fair Market Value on the day preceding the date of exercise of such Option and shall again be available for future grant under the Plan. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

6.3 Rights of Optionees. Optionee shall not be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) VC ESOP shall have delivered the transfer order for the Shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a stockholder of record on the books of the registrar of VimpelCom (or through a nominee holder); thereupon, the Optionee shall have full voting, dividend, and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

7. Adjustment Upon Changes in Capitalization.

7.1 In the event of a Change in Capitalization, the Committee shall have the sole discretion to conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities with respect to which Options may be granted to any Eligible Individual during the term of the Plan, and (iii) the number and class of Shares or other stock or securities which are subject to outstanding Options granted under the Plan and the Exercise Price therefor, if applicable.

7.2 If, by decision of the Committee upon a Change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional, or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions, and performance criteria which were applicable to the Shares subject to the Option prior to such Change in Capitalization.

8. Effect of Certain Transactions; Liquidation or Dissolution. Except as otherwise provided in this Plan or in an Agreement, in the event of merger, consolidation, or similar business combination of VC ESOP or VimpelCom (a “Transaction”), the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction each Optionee shall be entitled to receive in respect of each Share subject to any outstanding Options, upon exercise of any Option, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions, and performance criteria which were applicable to the Options prior to such Transaction. Except as otherwise provided in this Plan or in an Agreement, in the event of liquidation or dissolution of VC ESOP or VimpelCom, each Optionee will be entitled to equitable treatment as determined by the Committee in its sole discretion.

9. Termination and Amendment of the Plan. The Plan shall terminate on December 31, 2006, and no Option may be granted thereafter. The Committee may sooner terminate the Plan and the Committee may at any time and from time to time amend, modify or suspend the Plan, including this Section 9; provided, however, that to the extent necessary under applicable law, no amendment shall be effective, unless approved by the stockholders of VC ESOP and the Board in accordance with applicable law.

10. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved option plans of VimpelCom, VC ESOP, or any Affiliate or as creating any limitations on the power of VimpelCom, VC ESOP, or any

Affiliate to adopt such other option plans as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

11. Limitation of Liability. As illustrative of the limitations of liability of each of VimpelCom, VC ESOP or any Affiliate, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Option other than at the sole discretion of the Committee;

(b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan; or

(c) limit in any way the right of VC ESOP, VimpelCom, or any Affiliate to terminate the employment of any person at any time.

12. Regulations and Other Approvals; Governing Law.

12.1 The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of Belgium, without giving effect to conflicts of laws principles thereof.

12.2 The obligation of VC ESOP to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

12.3 The Committee may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

12.4 Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent, or approval has been effected or obtained.

12.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder, and the certificate, if any, evidencing such Shares will be imprinted with a legend setting for such restriction. The Committee may require any individual receiving Shares pursuant to an Option granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to VimpelCom and VC ESOP in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder.

13. Miscellaneous.

13.1 Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Eligible Individual.

13.2 Withholding of Taxes. If VC ESOP, VimpelCom or their Affiliates are required, by any applicable law, to report income or to withhold personal income tax or social security contributions from the Optionee in connection with the grant, vesting or exercise of an Option at the time of such events, the Optionee shall (i) undertake to cooperate to facilitate such reporting or withholding and shall bear costs relating thereto, (ii) declare any income reportable in connection with such events in full compliance with applicable law, (iii) make timely settlement of any taxes or social security due from the Optionee, and (iv) reimburse VC ESOP, VimpelCom, or their Affiliates, as applicable, for any such payments made by VC ESOP, VimpelCom, or their Affiliate on behalf of Optionee.

13.3 Effective Date. The effective date of this Plan shall be December 20, 2000.